Exhibit 99.1

CONTACTS:	Sameer Gokhale (Investors)	News Release
(513) 534-2219
	Larry Magnesen (Media)	FOR IMMEDIATE RELEASE
	(513) 534-8055	July 21, 2017

FIFTH THIRD ANNOUNCES SECOND QUARTER 2017 NET INCOME TO COMMON SHAREHOLDERS OF $344 MILLION, OR $0.45 PER DILUTED SHARE

•	2Q17 net income available to common shareholders of $344 million, or $0.45 per diluted common share

•	Results included a negative $0.01 impact on reported 2Q17 earnings per share resulting from a $9 million pre-tax (~$6 million after-tax)(a) charge related to the valuation of the Visa total return swap

•	Reported net interest income of $939 million; taxable equivalent net interest income of $945 million(b), up 1% from 1Q17 and up 4% from 2Q16; excluding the 1Q17 card remediation impact, up 2% from 1Q17(b)

•	Taxable equivalent net interest margin of 3.01%(b), down 1 bp from 1Q17 and up 13 bps from 2Q16; adjusted net interest margin, excluding the 1Q17 card remediation impact, up 3 bps from 1Q17(b)

•	Average portfolio loans and leases of $92.0 billion, flat from 1Q17 and down 2% from 2Q16

•	Noninterest income of $564 million, up 8% from 1Q17 and down 6% from 2Q16

•	Noninterest expense of $957 million, down 3% from both 1Q17 and 2Q16

•	Net charge-offs (NCOs) of $64 million, down $25 million from 1Q17 and down $23 million from 2Q16; NCO ratio of 0.28% compared to 0.40% in 1Q17 and 0.37% in 2Q16

•	Portfolio nonperforming asset (NPA) ratio of 0.72% down 7 bps from 1Q17 and down 14 bps from 2Q16

•	2Q17 provision expense of $52 million compared to $74 million in 1Q17 and $91 million in 2Q16

•	Common equity Tier 1 (CET1)(c) ratio of 10.63%; fully phased-in CET1 ratio(b)(c) of 10.52%

•	Tangible common equity ratio of 9.12%(b); 9.02% excluding unrealized gains/losses(b)

•	Book value per share of $20.42 up 1% from 1Q17 and up 2% from 2Q16; tangible book value per share(b) of $17.11 up 1% from both 1Q17 and 2Q16

Fifth Third Bancorp (Nasdaq: FITB) today reported second quarter 2017 net income of $367 million versus net income of $305 million in the first quarter of 2017 and $328 million in the second quarter of 2016. After preferred dividends, net income available to common shareholders was $344 million, or $0.45 per diluted share, in the second quarter of 2017, compared with $290 million, or $0.38 per diluted share, in the first quarter of 2017, and $305 million, or $0.39 per diluted share, in the second quarter of 2016.

Second quarter 2017 included:

Income

•	($9 million) charge related to the valuation of the Visa total return swap

First quarter 2017 included:

Income

•	$12 million benefit related to the revision to the 4Q16 estimated charge to net interest income for refunds to certain bankcard customers

•	($13 million) charge related to the valuation of the Visa total return swap

Second quarter 2016 included:

Income

•	$19 million positive valuation adjustment on the Vantiv warrant

•	$11 million gain on sale of Pennsylvania branches as part of the previously announced branch consolidation and sales plan

•	$11 million gain on the sale of the non-strategic agented bankcard loan portfolio

•	($50 million) charge related to the valuation of the Visa total return swap, primarily reflecting the rejection of the merchant litigation settlement

Expenses

•	($9 million) in compensation-related expenses due to retirement eligibility changes

Earnings Highlights

	For the Three Months Ended					% Change
	June 2017	March 2017	December 2016	September 2016(d)	June 2016(d)	Seq	Yr/Yr
Earnings ($ in millions)
Net income attributable to Bancorp	$367	$305	$395	$516	$328	20%	12%
Net income available to common shareholders	$344	$290	$372	$501	$305	19%	13%

Common Share Data
Earnings per share, basic	$0.46	$0.38	$0.49	$0.66	$0.40	21%	15%
Earnings per share, diluted	0.45	0.38	0.49	0.65	0.39	18%	15%
Cash dividends per common share	0.14	0.14	0.14	0.13	0.13	—	8%

Common shares outstanding (in thousands)	738,873	750,145	750,479	755,582	766,346	(2%)	(4%)
Average common shares outstanding (in thousands):
Basic	741,401	747,668	746,367	750,886	759,105	(1%)	(2%)
Diluted	752,328	760,809	757,704	757,856	764,811	(1%)	(2%)

Financial Ratios						bps Change

Return on average assets	1.05%	0.88%	1.11%	1.44%	0.92%	17	13
Return on average common equity	9.0	7.8	9.7	12.8	8.0	120	100
Return on average tangible common equity(b)	10.7	9.3	11.6	15.2	9.6	140	110
CET1 capital(c)	10.63	10.76	10.39	10.17	9.94	(13)	69
Tier I risk-based capital(c)	11.76	11.90	11.50	11.27	11.03	(14)	73
CET1 capital (fully-phased in)(b)(c)	10.52	10.66	10.29	10.09	9.86	(14)	66
Net interest margin (taxable equivalent)(b)	3.01	3.02	2.86	2.88	2.88	(1)	13
Efficiency (taxable equivalent)(b)	63.4	67.4	62.8	55.5	65.3	(400)	(190)

“The strength of our second quarter performance reflects our continued discipline with respect to expenses, credit quality, and balance sheet management. We are very encouraged by the improvement in all of our return metrics including our ROA and ROTCE both sequentially as well as year over year,” said Greg D. Carmichael, President and CEO of Fifth Third Bancorp.

“The recently announced CCAR results provide further proof of our commitment to our shareholders. Over the next four quarters we expect to return a significant amount of capital to our shareholders based on our strong capital position, the improved risk profile of our balance sheet and our strong internal capital generation capacity. As previously announced, we expect to do so through dividend increases along with a sizeable increase in capital deployed for share repurchases.”

Income Statement Highlights

($ in millions, except per-share data)	For the Three Months Ended					% Change
	June 2017	March 2017	December 2016	September 2016(d)	June 2016(d)	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (taxable equivalent)(b)	$945	$939	$909	$913	$908	1%	4%
Provision for loan and lease losses	52	74	54	80	91	(30%)	(43%)
Total noninterest income	564	523	620	840	599	8%	(6%)
Total noninterest expense	957	986	960	973	983	(3%)	(3%)

Income before income taxes (taxable equivalent)(b)	$500	$402	$515	$700	$433	24%	15%

Taxable equivalent adjustment	6	6	6	6	6	—	—
Applicable income tax expense	127	91	114	178	103	40%	23%

Net income	$367	$305	$395	$516	$324	20%	13%
Less: Net income attributable to noncontrolling interests	—	—	—	—	(4)	—	(100%)

Net income attributable to Bancorp	$367	$305	$395	$516	$328	20%	12%
Dividends on preferred stock	23	15	23	15	23	53%	—

Net income available to common shareholders	$344	$290	$372	$501	$305	19%	13%

Earnings per share, diluted	$0.45	$0.38	$0.49	$0.65	$0.39	18%	15%

Net Interest Income

(Taxable equivalent basis; $ in millions)(b)	For the Three Months Ended					% Change
	June 2017	March 2017	December 2016	September 2016	June 2016	Seq	Yr/Yr
Interest Income
Total interest income	$1,112	$1,092	$1,058	$1,063	$1,052	2%	6%
Total interest expense	167	153	149	150	144	9%	16%

Net interest income	$945	$939	$909	$913	$908	1%	4%

Average Yield						bps Change
Yield on interest-earning assets	3.54%	3.51%	3.33%	3.36%	3.34%	3	20
Rate paid on interest-bearing liabilities	0.79%	0.73%	0.70%	0.70%	0.67%	6	12

Net interest rate spread	2.75%	2.78%	2.63%	2.66%	2.67%	(3)	8

Net interest margin	3.01%	3.02%	2.86%	2.88%	2.88%	(1)	13

Average Balances						% Change
Loans and leases, including held for sale	$92,653	$92,791	$93,981	$94,417	$94,807	—	(2%)
Total securities and other short-term investments	33,481	33,177	32,567	31,675	32,040	1%	4%
Total interest-earning assets	126,134	125,968	126,548	126,092	126,847	—	(1%)
Total interest-bearing liabilities	85,320	84,890	84,552	85,193	86,145	1%	(1%)
Bancorp shareholders’ equity(d)	16,615	16,429	16,545	16,883	16,584	1%	—

Net interest income for the first quarter of 2017 included the $12 million reversal of a previously-estimated charge for refunds to certain bankcard customers. Excluding the impact of this item, taxable equivalent net interest income in the second quarter of 2017 was up $18 million sequentially, reflecting the impact of higher short-term market rates during the quarter and a higher day count. The taxable equivalent net interest margin was 3.01 percent, up 3 bps from the prior quarter’s adjusted net interest margin, primarily driven by higher short-term market rates, partially offset by a higher day count.

Compared to the second quarter of 2016, taxable equivalent net interest income was up 4 percent, primarily driven by higher short-term market rates. The net interest margin was up 13 bps from the second quarter of 2016, also primarily driven by higher short-term market rates.

Securities

Average securities and other short-term investments were $33.5 billion in the second quarter of 2017 compared to $33.2 billion in the previous quarter and $32.0 billion in the second quarter of 2016. Average other short-term investments were stable sequentially at $1.3 billion.

Loans

($ in millions)	For the Three Months Ended					% Change
	June	March	December	September	June
	2017	2017	2016	2016	2016	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial:
Commercial and industrial loans	$41,601	$41,854	$42,548	$43,116	$43,876	(1%)	(5%)
Commercial mortgage loans	6,845	6,941	6,957	6,888	6,831	(1%)	—
Commercial construction loans	4,306	3,987	3,890	3,848	3,551	8%	21%
Commercial leases	4,036	3,901	3,921	3,962	3,898	3%	4%

Total commercial loans and leases	$56,788	$56,683	$57,316	$57,814	$58,156	—	(2%)

Consumer:
Residential mortgage loans	$15,417	$15,200	$14,854	$14,455	$14,046	1%	10%
Home equity	7,385	7,581	7,779	7,918	8,054	(3%)	(8%)
Automobile loans	9,410	9,786	10,162	10,508	10,887	(4%)	(14%)
Credit card	2,080	2,141	2,180	2,165	2,134	(3%)	(3%)
Other consumer loans and leases	892	755	673	651	654	18%	36%

Total consumer loans and leases	$35,184	$35,463	$35,648	$35,697	$35,775	(1%)	(2%)

Total average portfolio loans and leases	$91,972	$92,146	$92,964	$93,511	$93,931	—	(2%)

Average loans held for sale	$681	$645	$1,017	$906	$876	6%	(22%)

Average portfolio loan and lease balances were flat sequentially and decreased $2.0 billion, or 2 percent, from the second quarter of 2016. The year-over-year decrease was primarily driven by declines in commercial and industrial (C&I) and automobile loans. The year-over-year decline in C&I loans was primarily due to deliberate exits from certain C&I loans that did not meet risk-adjusted profitability targets. The year-over-year decline in automobile loans continues to reflect our decision to reduce lower-return originations to improve returns on capital. Period end portfolio loans and leases of $91.4 billion, were also flat sequentially, and decreased $2.5 billion, or 3 percent, from a year ago. On a year-over-year basis, the decrease in period end loan balances was primarily due to declines in C&I and automobile loans, partially offset by increases in residential mortgage and commercial construction loans.

Average commercial portfolio loan and lease balances were flat sequentially, and decreased $1.4 billion, or 2 percent, from the second quarter of 2016. Average C&I loans decreased $253 million, or 1 percent, from the prior quarter and decreased $2.3 billion, or 5 percent, from the second quarter of 2016. The decline in C&I loans was primarily due to the aforementioned deliberate exits. Average commercial real estate loans increased $223 million, or 2 percent, from the prior quarter and increased $769 million, or 7 percent, from the second quarter of 2016. Within commercial real estate, average commercial mortgage balances decreased $96 million and average commercial construction balances increased $319 million sequentially. Period end commercial line utilization of 34 percent was flat from the first quarter of 2017 and decreased 1 percent from the second quarter of 2016.

Average consumer portfolio loan and lease balances decreased $279 million, or 1 percent, sequentially and decreased $591 million, or 2 percent, from the second quarter of 2016. This was primarily driven by average automobile loans which decreased 4 percent sequentially and 14 percent from a year ago. Average residential mortgage loans increased 1 percent sequentially and 10 percent from the previous year. Average home equity loans decreased 3 percent sequentially and 8 percent from the second quarter of 2016. Average credit card loans decreased 3 percent sequentially and from the second quarter of 2016.

Deposits

($ in millions)	For the Three Months Ended					% Change
	June	March	December	September	June
	2017	2017	2016	2016	2016	Seq	Yr/Yr
Average Deposits
Demand	$34,915	$35,084	$36,412	$35,918	$35,912	—	(3%)
Interest checking	26,014	26,760	25,644	24,475	24,714	(3%)	5%
Savings	14,238	14,117	13,979	14,232	14,576	1%	(2%)
Money market	20,278	20,603	20,476	19,706	19,243	(2%)	5%
Foreign office(e)	380	454	497	524	484	(16%)	(21%)

Total transaction deposits	$95,825	$97,018	$97,008	$94,855	$94,929	(1%)	1%
Other time	3,745	3,827	3,941	4,020	4,044	(2%)	(7%)

Total core deposits	$99,570	$100,845	$100,949	$98,875	$98,973	(1%)	1%
Certificates - $100,000 and over	2,623	2,579	2,539	2,768	2,819	2%	(7%)
Other	264	162	115	749	467	63%	(43%)

Total average deposits	$102,457	$103,586	$103,603	$102,392	$102,259	(1%)	—

Average core deposits decreased $1.3 billion, or 1 percent, sequentially and increased $597 million, or 1 percent, from the second quarter of 2016. Average transaction deposits decreased $1.2 billion, or 1 percent, sequentially and increased $896 million, or 1 percent, from the second quarter of 2016. Sequential performance was primarily driven by decreases in commercial demand deposit account balances and money market account balances, partially offset by higher consumer money market account balances and demand deposit account balances. The year-over-year increase was primarily driven by higher interest checking and consumer money market account balances, partially offset by lower demand deposit account balances. Other time deposits decreased by 2 percent sequentially and 7 percent year-over-year.

Average total commercial transaction deposits of $42 billion decreased 5 percent sequentially and 4 percent from the second quarter of 2016. Average total consumer transaction deposits of $54 billion increased 2 percent sequentially and increased 5 percent from the second quarter of 2016.

Wholesale Funding

($ in millions)	For the Three Months Ended					% Change
	June 2017	March 2017	December 2016	September 2016	June 2016	Seq	Yr/Yr
Average Wholesale Funding
Certificates - $100,000 and over	$2,623	$2,579	$2,539	$2,768	$2,819	2%	(7%)
Other deposits	264	162	115	749	467	63%	(43%)
Federal funds purchased	311	639	280	446	693	(51%)	(55%)
Other short-term borrowings	4,194	1,893	1,908	2,171	3,754	NM	12%
Long-term debt	13,273	13,856	15,173	16,102	15,351	(4%)	(14%)

Total average wholesale funding	$20,665	$19,129	$20,015	$22,236	$23,084	8%	(10%)

Average wholesale funding of $20.7 billion increased $1.5 billion, or 8 percent, sequentially and decreased $2.4 billion, or 10 percent, compared with the second quarter of 2016. The sequential increase in average wholesale funding was primarily driven by an increase in short-term borrowings to offset a decline in core deposits. The year-over-year decrease in wholesale funding was primarily driven by lower long-term debt balances in response to declining asset balances.

Noninterest Income

($ in millions)	For the Three Months Ended					% Change
	June 2017	March 2017	December 2016	September 2016	June 2016	Seq	Yr/Yr
Noninterest Income
Service charges on deposits	$139	$138	$141	$143	$138	1%	1%
Corporate banking revenue	101	74	101	111	117	36%	(14%)
Mortgage banking net revenue	55	52	65	66	75	6%	(27%)
Wealth and asset management revenue	103	108	100	101	101	(5%)	2%
Card and processing revenue	79	74	79	79	82	7%	(4%)
Other noninterest income	85	77	137	336	80	10%	6%
Securities gains (losses), net	—	—	(3)	4	6	—	(100%)
Securities gains, net - non-qualifying hedges on mortgage servicing rights	2	—	—	—	—	100%	100%

Total noninterest income	$564	$523	$620	$840	$599	8%	(6%)

Noninterest income of $564 million increased $41 million sequentially and decreased $35 million compared with prior year results. The sequential and year-over-year comparisons reflect the impacts described below.

Noninterest Income excluding certain items

($ in millions)	For the Three Months Ended			% Change
	June 2017	March 2017	June 2016	Seq	Yr/Yr
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$564	$523	$599
Valuation of Visa total return swap	9	13	50
Vantiv warrant valuation	—	—	(19)
Gain on sale of certain branches	—	—	(11)
Gain on sale of the non-strategic agented bankcard loan portfolio	—	—	(11)
Securities (gains) / losses	—	—	(6)
Securities gains, net - non-qualifying hedges on mortgage servicing rights	(2)	—	—

Noninterest income excluding certain items(b)	$571	$536	$602	7%	(5%)

Excluding the items in the table above, noninterest income of $571 million increased $35 million, or 7 percent, from the previous quarter and decreased $31 million, or 5 percent, from the second quarter of 2016. The sequential increase was primarily due to increases in corporate banking revenue and other noninterest income, partially offset by a decrease in wealth and asset management revenue from the seasonally strong first quarter of 2017. The year-over-year decrease was driven by declines in mortgage banking net revenue and corporate banking revenue.

Corporate banking revenue of $101 million increased 36 percent sequentially and decreased 14 percent from the second quarter of 2016. The sequential increase reflected a $31 million lease remarketing impairment related to an oilfield services exposure in the first quarter of 2017. Excluding this impairment, corporate banking revenue decreased 4 percent sequentially, primarily driven by a decline in institutional sales revenue and foreign exchange revenue, partially offset by increases in other corporate banking revenue. The year-over-year decrease was primarily driven by a decline in foreign exchange fees and loan syndication revenue, partially offset by an increase in lease remarketing fees.

Mortgage banking net revenue was $55 million in the second quarter of 2017, up $3 million from the first quarter of 2017 and down $20 million from the second quarter of 2016. Originations of $2.3 billion in the current quarter increased 17 percent sequentially and decreased 16 percent from the second quarter of 2016. Second quarter 2017 originations resulted in $37 million of origination fees and gains on loan sales, compared with $29 million during the previous quarter and $54 million during the second quarter of 2016. Net mortgage servicing revenue (which consists of gross mortgage servicing fees, MSR decay/amortization, net valuation adjustments on MSRs and mark-to-market adjustments on free-standing off-balance sheet derivatives used to economically hedge the MSR portfolio) was $18 million this quarter, $23 million in the first quarter of 2017, and $21 million in the second quarter of 2016. Gross mortgage servicing fees were $49 million this quarter, $47 million in the first quarter of 2017, and $50 million in the second quarter of 2016. MSR decay/amortization was $30 million this quarter, $27 million in the first quarter of 2017, and $35 million in the second quarter of 2016. Net servicing asset valuation adjustments resulted in a negative $1 million impact in the second quarter of 2017, positive $3 million in the first quarter of 2017, and positive $6 million in the second quarter of 2016.

Wealth and asset management revenue of $103 million decreased 5 percent from the first quarter of 2017 and increased 2 percent from the second quarter of 2016. The sequential decrease was primarily driven by seasonally lower tax-related private client services revenue, partially offset by higher personal asset management revenue. The year-over-year increase was primarily driven by higher personal asset management and brokerage revenue.

Card and processing revenue of $79 million in the second quarter of 2017 increased 7 percent sequentially and decreased 4 percent from the second quarter of 2016. The sequential increase reflected an increase in customer transactions and spend volume. The year-over-year decrease was impacted by higher rewards in the second quarter of 2017.

Other noninterest income totaled $85 million in the second quarter of 2017, compared with $77 million in the previous quarter and $80 million in the second quarter of 2016. The reported results included the valuation of the Visa total return swap, Vantiv-related adjustments, and other items as shown in the table on page 9. For the second quarter of 2017, excluding these items, other noninterest income of $94 million increased approximately $4 million, or 4 percent, from the first quarter of 2017 and increased $5 million, or 6 percent, from the second quarter of 2016.

Net gains/losses on investment securities were immaterial in the second quarter of 2017 and first quarter of 2017, compared with a $6 million net gain in the second quarter of 2016. Net gains on securities held as non-qualifying hedges for the MSR portfolio were $2 million in the second quarter of 2017.

Noninterest Expense

($ in millions)	For the Three Months Ended					% Change
	June 2017	March 2017	December 2016	September 2016	June 2016	Seq	Yr/Yr
Noninterest Expense
Salaries, wages and incentives	$397	$411	$403	$400	$407	(3%)	(2%)
Employee benefits	86	111	76	78	85	(23%)	1%
Net occupancy expense	70	78	73	73	75	(10%)	(7%)
Technology and communications	57	58	56	62	60	(2%)	(5%)
Equipment expense	29	28	29	29	30	4%	(3%)
Card and processing expense	33	30	31	30	37	10%	(11%)
Other noninterest expense	285	270	292	301	289	6%	(1%)

Total noninterest expense	$957	$986	$960	$973	$983	(3%)	(3%)

Noninterest expense of $957 million decreased $29 million, or 3 percent, compared with the first quarter of 2017 and decreased $26 million, or 3 percent, compared with the second quarter of 2016. The sequential decrease was driven by lower compensation-related expenses, primarily attributed to lower long-term incentive compensation expense and seasonally lower FICA expense, as well as lower occupancy expense. The sequential improvement was partially offset by higher other noninterest expense, primarily due to higher marketing expense associated with the new brand campaign. The year-over-year decrease was driven by lower compensation-related expenses, lower occupancy expense, and lower card and processing expense predominantly due to contract renegotiations. As previously disclosed, both the sequential and year-over-year comparisons were impacted by $18 million in long-term incentive compensation expense recognized in the first quarter of 2017 that would have otherwise been recognized in the second quarter. This was due to a change in the grant date for employee share-based compensation.

Credit Quality

($ in millions)	For the Three Months Ended
	June 2017	March 2017	December 2016	September 2016	June 2016
Total net losses charged-off
Commercial and industrial loans	($18)	($36)	($25)	($61)	($39)
Commercial mortgage loans	(5)	(5)	(2)	(2)	(6)
Commercial construction loans	—	—	—	—	—
Commercial leases	(1)	(1)	(1)	—	(1)
Residential mortgage loans	(2)	(5)	(2)	(2)	(2)
Home equity	(5)	(6)	(6)	(7)	(6)
Automobile loans	(6)	(11)	(11)	(9)	(8)
Credit card	(22)	(22)	(19)	(20)	(21)
Other consumer loans and leases	(5)	(3)	(7)	(6)	(4)

Total net losses charged-off	($64)	($89)	($73)	($107)	($87)

Total losses charged-off	($95)	($107)	($97)	($137)	($105)
Total recoveries of losses previously charged-off	31	18	24	30	18

Total net losses charged-off	($64)	($89)	($73)	($107)	($87)
Ratios (annualized)
Net losses charged-off as a percent of average portfolio loans and leases (excluding held for sale)	0.28%	0.40%	0.31%	0.45%	0.37%
Commercial	0.17%	0.29%	0.20%	0.43%	0.32%
Consumer	0.46%	0.56%	0.49%	0.49%	0.45%

Net charge-offs were $64 million, or 28 bps of average portfolio loans and leases on an annualized basis, in the second quarter of 2017 compared with net charge-offs of $89 million, or 40 bps, in the first quarter of 2017 and $87 million, or 37 bps, in the second quarter of 2016.

Commercial net charge-offs of $24 million, or 17 bps, decreased $18 million sequentially. This primarily reflected an $18 million decrease in net charge-offs of C&I loans. C&I net charge-offs were positively impacted by higher than normal recoveries.

Consumer net charge-offs of $40 million, or 46 bps, decreased $7 million sequentially. Compared with the previous quarter, net charge-offs on residential mortgage loans decreased $3 million. Net charge-offs on the home equity portfolio decreased $1 million from the previous quarter. Net charge-offs on the auto portfolio decreased $5 million from the previous quarter. Net charge-offs on credit card loans were flat from the first quarter of 2017. Net charge-offs on other consumer loans increased $2 million sequentially.

($ in millions)	For the Three Months Ended
	June	March	December	September	June
	2017	2017	2016	2016	2016
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,238	$1,253	$1,272	$1,299	$1,295
Total net losses charged-off	(64)	(89)	(73)	(107)	(87)
Provision for loan and lease losses	52	74	54	80	91

Allowance for loan and lease losses, ending	$1,226	$1,238	$1,253	$1,272	$1,299

Reserve for unfunded commitments, beginning	$159	$161	$162	$151	$144
Provision for unfunded commitments	3	(2)	(1)	11	7

Reserve for unfunded commitments, ending	$162	$159	$161	$162	$151

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,226	$1,238	$1,253	$1,272	$1,299
Reserve for unfunded commitments	162	159	161	162	151

Total allowance for credit losses	$1,388	$1,397	$1,414	$1,434	$1,450
Allowance for loan and lease losses ratio
As a percent of portfolio loans and leases	1.34%	1.35%	1.36%	1.37%	1.38%
As a percent of nonperforming loans and leases(f)	200%	188%	190%	212%	188%
As a percent of nonperforming assets(f)	185%	172%	170%	182%	161%

Provision for loan and lease losses totaled $52 million in the second quarter of 2017. As of quarter end the allowance represented 1.34 percent of total portfolio loans and leases outstanding as of quarter end, compared with 1.35 percent last quarter, and represented 200 percent of nonperforming loans and leases, and 185 percent of nonperforming assets.

Provision for loan and lease losses decreased $22 million from the first quarter of 2017 and $39 million from the second quarter of 2016, primarily driven by improving criticized assets and nonperforming loans. The allowance for loan and lease losses decreased $12 million sequentially.

($ in millions)	As of
	June 2017	March 2017	December 2016	September 2016	June 2016
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$225	$251	$302	$235	$254
Commercial mortgage loans	15	21	27	31	39
Commercial construction loans	—	—	—	—	—
Commercial leases	1	—	2	—	4
Residential mortgage loans	19	21	17	19	27
Home equity	52	53	55	59	61

Total nonaccrual portfolio loans and leases (excludes restructured loans)	$312	$346	$403	$344	$385
Nonaccrual restructured portfolio commercial loans and leases(g)	244	251	192	194	242
Nonaccrual restructured portfolio consumer loans and leases	58	60	65	63	66

Total nonaccrual portfolio loans and leases	$614	$657	$660	$601	$693
Repossessed property	11	14	15	13	15
OREO	37	50	63	84	97

Total nonperforming portfolio assets(f)	$662	$721	$738	$698	$805
Nonaccrual loans held for sale	7	7	4	91	20
Nonaccrual restructured loans held for sale	1	2	9	9	—

Total nonperforming assets	$670	$730	$751	$798	$825

Restructured Portfolio consumer loans and leases (accrual)	$933	$950	$959	$972	$982
Restructured Portfolio commercial loans and leases (accrual)(g)	$224	$277	$321	$408	$431

Total loans and leases 30-89 days past due (accrual)	$190	$180	$231	$205	$196
Total loans and leases 90 days past due (accrual)	$75	$75	$84	$76	$65
Nonperforming portfolio loans and leases as a percent of portfolio loans, leases and other assets, including OREO(f)	0.67%	0.72%	0.72%	0.64%	0.74%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(f)	0.72%	0.79%	0.80%	0.75%	0.86%

Total nonperforming portfolio assets decreased $59 million, or 8 percent, from the previous quarter to $662 million. Portfolio nonperforming loans (NPLs) at quarter-end decreased $43 million from the previous quarter to $614 million, or 0.67 percent of total portfolio loans, leases and OREO.

Commercial portfolio NPLs decreased $38 million from last quarter to $485 million, or 0.86 percent of commercial portfolio loans, leases and OREO. Consumer portfolio NPLs decreased $5 million from last quarter to $129 million, or 0.37 percent of consumer portfolio loans, leases and OREO.

OREO balances decreased $13 million from the prior quarter to $37 million, and included $23 million in commercial OREO and $14 million in consumer OREO. Repossessed personal property decreased $3 million from the prior quarter to $11 million.

Loans over 90 days past due and still accruing were flat from the first quarter of 2017 at $75 million. Loans 30-89 days past due of $190 million increased $10 million from the previous quarter.

Capital and Liquidity Position

	For the Three Months Ended
	June 2017	March 2017	December 2016	September 2016	June 2016
Capital Position
Average total Bancorp shareholders’ equity to average assets	11.84%	11.72%	11.66%	11.83%	11.60%
Tangible equity(b)	9.98%	10.12%	9.82%	9.73%	9.59%
Tangible common equity (excluding unrealized gains/losses)(b)	9.02%	9.15%	8.87%	8.78%	8.64%
Tangible common equity (including unrealized gains/losses)(b)	9.12%	9.20%	8.91%	9.24%	9.18%

Regulatory capital ratios:
CET1 capital(c)	10.63%	10.76%	10.39%	10.17%	9.94%
Tier I risk-based capital(c)	11.76%	11.90%	11.50%	11.27%	11.03%
Total risk-based capital(c)	15.22%	15.45%	15.02%	14.88%	14.66%
Tier I leverage	10.07%	10.15%	9.90%	9.80%	9.64%

CET1 capital (fully phased-in)(b)(c)	10.52%	10.66%	10.29%	10.09%	9.86%

Book value per share	$20.42	$20.13	$19.82	$20.44	$20.09
Tangible book value per share(b)	$17.11	$16.89	$16.60	$17.22	$16.93

Modified liquidity coverage ratio (LCR)(h)	122%	119%	128%	115%	110%

Capital ratios remained strong during the quarter. The CET1 ratio was 10.63 percent, the tangible common equity to tangible assets ratio(b) was 9.02 percent (excluding unrealized gains/losses), and 9.12 percent (including unrealized gains/losses). The Tier I risk-based capital ratio was 11.76 percent, the Total risk-based capital ratio was 15.22 percent, and the Tier I leverage ratio was 10.07 percent.

Book value per share at June 30, 2017 was $20.42 and tangible book value per share(b) was $17.11, compared with the March 31, 2017 book value per share of $20.13 and tangible book value per share(b) of $16.89.

On May 1, 2017, Fifth Third initially settled a share repurchase agreement whereby Fifth Third would purchase $342 million of its outstanding stock. This reduced second quarter common shares outstanding by 11.6 million shares. Settlement of the forward contract related to this agreement is expected to occur on or before July 26, 2017.

On June 28, 2017, Fifth Third announced that the Board of Governors of the Federal Reserve System did not object to Fifth Third’s 2017 CCAR capital plan for the period beginning July 1, 2017 and ending June 30, 2018. Fifth Third’s capital plan included the following capital actions related to common dividends and share repurchases:

•	The increase in the quarterly common stock dividend to $0.16 from $0.14 beginning 3Q 2017 and to $0.18 beginning 2Q 2018, a 29 percent increase over the current dividend rate

•	The repurchase of common shares in an amount up to $1.161 billion, or a 76 percent increase over the 2016 capital plan. These repurchases include:

•	$88 million in repurchases related to share issuances under employee benefit plans

•	$48 million in repurchases related to previously-recognized Vantiv tax receivable agreement (“TRA”) transaction after-tax gains

•	The additional ability to repurchase common shares in the amount of any after-tax capital generated from the sale of Vantiv, Inc. (“Vantiv”) common stock

•	The additional ability to repurchase common shares in the amount of any after-tax cash income generated from the termination and settlement of gross cash flows from existing TRAs with Vantiv or potential future TRAs that may be generated from additional sales of Vantiv

Tax Rate

The effective tax rate was 25.9 percent in the second quarter of 2017 compared with 22.9 percent in the first quarter of 2017 and 23.9 percent in the second quarter of 2016.

Other

Fifth Third Bank owns approximately 35 million units representing a 17.7 percent interest in Vantiv Holding, LLC, convertible into shares of Vantiv, Inc., a publicly traded firm. Based upon Vantiv’s closing price of $63.34 on June 30, 2017, our interest in Vantiv was valued at approximately $2.2 billion. Next month in our 10-Q, we will update our disclosure of the carrying value of our interest in Vantiv stock, which was $430 million as of March 31, 2017. The difference between the market value and the book value of Fifth Third’s interest in Vantiv’s shares is not recognized in Fifth Third’s equity or capital.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 10:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”).

Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available after the conference call until approximately August 4, 2017 by dialing 800-585-8367 for domestic access or 404-537-3406 for international access (passcode 44812729#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of June 30, 2017, the Company had $141 billion in assets and operates 1,157 full-service Banking Centers, and 2,461 Fifth Third branded ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Georgia and North Carolina. In total, Fifth Third provides its customers with access to more than 45,000 fee-free ATMs across the United States. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Wealth & Asset Management. Fifth Third also has a 17.7% interest in Vantiv Holding, LLC. Fifth Third is among the largest money managers in the Midwest and, as of June 30, 2017, had $330 billion in assets under care, of which it managed $34 billion for individuals, corporations and not-for-profit organizations through its Trust and Registered Investment Advisory businesses. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”

Earnings Release End Notes

(a)	Assumes a 35% tax rate.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 32.
(c)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets used in the calculation of the tier I risk-based capital and common equity tier 1 ratios. Current period regulatory capital ratios are estimated.
(d)	Net tax deficiencies of $5 million and $0 were reclassified from capital surplus to applicable income tax expense and average common shares outstanding – diluted were adjusted at June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.
(e)	Includes commercial customer Eurodollar sweep balances for which the Bancorp pays rates comparable to other commercial deposit accounts.
(f)	Excludes nonaccrual loans in loans held for sale.
(g)	As of June 30, 2017, March 31, 2017 and December 31, 2016, excludes $7 million of restructured accruing loans and $19 million of restructured nonaccrual loans associated with a consolidated VIE in which the Bancorp has no continuing credit risk due to the risk being assumed by a third party. As of September 30, 2016, and June 30, 2016, excludes $7 million of restructured accruing loans and $20 million of restructured nonaccrual loans associated with a consolidated VIE in which the Bancorp has no continuing credit risk due to the risk being assumed by a third party.
(h)	The Bancorp became subject to the Modified LCR regulations effective January 1, 2016. (Current period LCR is estimated)

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “anticipates,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated from time to time by our Quarterly Reports on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. There is a risk that additional information may become known during the company’s quarterly closing process or as a result of subsequent events that could affect the accuracy of the statements and financial information contained herein.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic or real estate market conditions, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, weaken or are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements and adequate sources of funding and liquidity may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) changes in customer preferences or information technology systems; (12) effects of critical accounting policies and judgments; (13) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (14) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (15) ability to maintain favorable ratings from rating agencies; (16) failure of models or risk management systems or controls; (17) fluctuation of Fifth Third’s stock price; (18) ability to attract and retain key personnel; (19) ability to receive dividends from its subsidiaries; (20) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (21) declines in the value of Fifth Third’s goodwill or other intangible assets; (22) effects of accounting or financial results of one or more acquired entities; (23) difficulties from Fifth Third’s investment in, relationship with, and nature of the operations of Vantiv Holding, LLC; (24) loss of income from any sale or potential sale of businesses (25) difficulties in separating the operations of any branches or other assets divested; (26) losses or adverse impacts on the carrying values of branches and long-lived assets in connection with their sales or anticipated sales; (27) inability to achieve expected benefits from branch consolidations and planned sales within desired timeframes, if at all; (28) ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; and (29) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

In this release, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. We provide GAAP reconciliations for non-GAAP measures in a later slide in this presentation as well as in our earnings release, both of which are available in the investor relations section of our website, www.53.com.

# # #

Quarterly Financial Review for June 30, 2017

Table of Contents

Financial Highlights	19-20
Consolidated Statements of Income	21
Consolidated Balance Sheets	22-23
Consolidated Statements of Changes in Equity	24
Average Balance Sheet and Yield Analysis	25-27
Summary of Loans and Leases	28
Regulatory Capital	29
Summary of Credit Loss Experience	30
Asset Quality	31
Regulation G Non-GAAP Reconciliation	32-33
Segment Presentation	34

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% / bps Change		Year to Date		% / bps Change
	June 2017	March 2017	June 2016(k)	Seq	Yr/Yr	June 2017	June 2016(k)	Yr/Yr
Income Statement Data
Taxable equivalent net interest income(c)	$945	$939	$908	1%	4%	$1,884	$1,817	4%
Noninterest income	564	523	599	8%	(6%)	1,087	1,235	(12%)
Taxable equivalent total revenue	1,509	1,462	1,507	3%	—	2,971	3,052	(3%)
Provision for loan and lease losses	52	74	91	(30%)	(43%)	126	210	(40%)
Noninterest expense	957	986	983	(3%)	(3%)	1,943	1,968	(1%)
Net income attributable to Bancorp	367	305	328	20%	12%	672	654	3%
Net income available to common shareholders	344	290	305	19%	13%	634	616	3%

Earnings Per Share Data
Net income allocated to common shareholders	$340	$286	$302	19%	13%	$627	$610	3%
Average common shares outstanding (in thousands):
Basic	741,401	747,668	759,105	(1%)	(2%)	744,517	766,335	(3%)
Diluted	752,328	760,809	764,811	(1%)	(2%)	756,545	771,284	(2%)
Earnings per share, basic	$0.46	$0.38	$0.40	21%	15%	$0.84	$0.80	5%
Earnings per share, diluted	0.45	0.38	0.39	18%	15%	0.83	0.79	5%

Common Share Data
Cash dividends per common share	$0.14	$0.14	$0.13	—	8%	$0.28	$0.26	8%
Book value per share	20.42	20.13	20.09	1%	2%	20.42	20.09	2%
Market price per share	25.96	25.40	17.59	2%	48%	25.96	17.59	48%
Common shares outstanding (in thousands)	738,873	750,145	766,346	(2%)	(4%)	738,873	766,346	(4%)
Market capitalization	$19,181	$19,054	$13,480	1%	42%	$19,181	$13,480	42%

Financial Ratios
Return on average assets	1.05%	0.88%	0.92%	17	13	0.97%	0.92%	5
Return on average common equity	9.0%	7.8%	8.0%	120	100	8.4%	8.2%	23
Return on average tangible common equity(a)(c)	10.7%	9.3%	9.6%	140	110	10.0%	9.8%	20
Noninterest income as a percent of total revenue	37%	36%	40%	100	(300)	37%	40%	(300)
Dividend payout ratio	30.4%	36.8%	32.5%	(640)	(210)	33.3%	32.5%	80
Average total Bancorp shareholders’ equity as a percent of average assets	11.84%	11.72%	11.60%	12	24	11.78%	11.59%	19
Tangible common equity(b)(c)	9.02%	9.15%	8.64%	(13)	38	9.02%	8.64%	38
Taxable equivalent net interest margin(c)	3.01%	3.02%	2.88%	(1)	13	3.01%	2.89%	12
Taxable equivalent efficiency(c)	63.4%	67.4%	65.3%	(400)	(190)	65.4%	64.5%	90
Effective tax rate	25.9%	22.9%	23.9%	300	200	24.5%	24.5%	—

Credit Quality
Net losses charged-off	$64	$89	$87	(28%)	(26%)	$153	$183	(16%)
Net losses charged-off as a percent of average portfolio loans and leases	0.28%	0.40%	0.37%	(12)	(9)	0.34%	0.39%	(5)
ALLL as a percent of portfolio loans and leases	1.34%	1.35%	1.38%	(1)	(4)	1.34%	1.38%	(4)
Allowance for credit losses as a percent of portfolio loans and leases(j)	1.52%	1.52%	1.54%	—	(2)	1.52%	1.54%	(2)
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(d)	0.72%	0.79%	0.86%	(7)	(14)	0.72%	0.86%	(14)

Average Balances
Loans and leases, including held for sale	$92,653	$92,791	$94,807	—	(2%)	$92,721	$94,443	(2%)
Total securities and other short-term investments	33,481	33,177	32,040	1%	4%	33,329	31,808	5%
Total assets	140,344	140,140	142,920	—	(2%)	140,243	142,251	(1%)
Transaction deposits(e)	95,825	97,018	94,929	(1%)	1%	96,419	94,806	2%
Core deposits(f)	99,570	100,845	98,973	(1%)	1%	100,205	98,845	1%
Wholesale funding(g)	20,665	19,129	23,084	8%	(10%)	19,900	22,509	(12%)
Bancorp shareholders’ equity	16,615	16,429	16,584	1%	—	16,522	16,479	—

Capital and Liquidity Ratios(h)
CET1 capital(i)	10.63%	10.76%	9.94%	(13)	69	10.63%	9.94%	69
Tier I risk-based capital(i)	11.76%	11.90%	11.03%	(14)	73	11.76%	11.03%	73
Total risk-based capital(i)	15.22%	15.45%	14.66%	(23)	56	15.22%	14.66%	56
Tier I leverage	10.07%	10.15%	9.64%	(8)	43	10.07%	9.64%	43
CET1 capital (fully phased-in)(i)(c)	10.52%	10.66%	9.86%	(14)	66	10.52%	9.86%	66
Modified liquidity coverage ratio (LCR)	122%	119%	110%	3%	11%	122%	110%	11%

Operations
Banking centers	1,157	1,155	1,191	—	(3%)	1,157	1,191	(3%)
ATMs	2,461	2,471	2,514	—	(2%)	2,461	2,514	(2%)
Full-time equivalent employees	17,744	17,763	18,051	—	(2%)	17,744	18,051	(2%)

(a)	The return on average tangible common equity is calculated as tangible net income available to common shareholders (excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(b)	The tangible common equity ratio is calculated as tangible common equity [shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and AOCI)].
(c)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 32.
(d)	Excludes nonaccrual loans held for sale.
(e)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(f)	Includes transaction deposits plus other time deposits.
(g)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(h)	Current period regulatory capital and liquidity ratios are estimates.
(i)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(j)	The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(k)	Net tax deficiencies of $5 million and $6 million were reclassified from capital surplus to applicable income tax expense and average common shares outstanding – diluted were adjusted for the three and six months ended June 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	June 2017	March 2017	December 2016	September 2016(k)	June 2016(k)
Income Statement Data
Taxable equivalent net interest income(c)	$945	$939	$909	$913	$908
Noninterest income	564	523	620	840	599
Taxable equivalent total revenue	1,509	1,462	1,529	1,753	1,507
Provision for loan and lease losses	52	74	54	80	91
Noninterest expense	957	986	960	973	983
Net income attributable to Bancorp	367	305	395	516	328
Net income available to common shareholders	344	290	372	501	305

Earnings Per Share Data
Net income allocated to common shareholders	$340	$286	$368	$496	$302
Average common shares outstanding (in thousands):
Basic	741,401	747,668	746,367	750,886	759,105
Diluted	752,328	760,809	757,704	757,856	764,811
Earnings per share, basic	$0.46	$0.38	$0.49	$0.66	0.40
Earnings per share, diluted	0.45	0.38	0.49	0.65	0.39

Common Share Data
Cash dividends per common share	$0.14	$0.14	$0.14	$0.13	$0.13
Book value per share	20.42	20.13	19.82	20.44	20.09
Market price per share	25.96	25.40	26.97	20.46	17.59
Common shares outstanding (in thousands)	738,873	750,145	750,479	755,582	766,346
Market capitalization	$19,181	$19,054	$20,240	$15,459	$13,480

Financial Ratios
Return on average assets	1.05%	0.88%	1.11%	1.44%	0.92%
Return on average common equity	9.0%	7.8%	9.7%	12.8%	8.0%
Return on average tangible common equity(a)(c)	10.7%	9.3%	11.6%	15.2%	9.6%
Noninterest income as a percent of total revenue	37%	36%	41%	48%	40%
Dividend payout ratio	30.4%	36.8%	28.6%	19.7%	32.5%
Average total Bancorp shareholders’ equity as a percent of average assets	11.84%	11.72%	11.66%	11.83%	11.60%
Tangible common equity(b)(c)	9.02%	9.15%	8.87%	8.78%	8.64%
Taxable equivalent net interest margin(c)	3.01%	3.02%	2.86%	2.88%	2.88%
Taxable equivalent efficiency ratio(c)	63.4%	67.4%	62.8%	55.5%	65.3%
Effective tax rate	25.9%	22.9%	22.6%	25.6%	23.9%

Credit Quality
Net losses charged-off	$64	$89	$73	$107	$87
Net losses charged-off as a percent of average portfolio loans and leases	0.28%	0.40%	0.31%	0.45%	0.37%
ALLL as a percent of portfolio loans and leases	1.34%	1.35%	1.36%	1.37%	1.38%
Allowance for credit losses as a percent of portfolio loans and leases(j)	1.52%	1.52%	1.54%	1.54%	1.54%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(d)	0.72%	0.79%	0.80%	0.75%	0.86%

Average Balances
Loans and leases, including held for sale	$92,653	$92,791	$93,981	$94,417	$94,807
Total securities and other short-term investments	33,481	33,177	32,567	31,675	32,040
Total assets	140,344	140,140	141,837	142,726	142,920
Transaction deposits(e)	95,825	97,018	97,008	94,855	94,929
Core deposits(f)	99,570	100,845	100,949	98,875	98,973
Wholesale funding(g)	20,665	19,129	20,015	22,236	23,084
Bancorp shareholders’ equity	16,615	16,429	16,545	16,883	16,584

Capital and Liquidity Ratios(h)
CET1 capital(i)	10.63%	10.76%	10.39%	10.17%	9.94%
Tier I risk-based capital(i)	11.76%	11.90%	11.50%	11.27%	11.03%
Total risk-based capital(i)	15.22%	15.45%	15.02%	14.88%	14.66%
Tier I leverage	10.07%	10.15%	9.90%	9.80%	9.64%
CET1 capital (fully phased-in)(i)(c)	10.52%	10.66%	10.29%	10.09%	9.86%
Modified liquidity coverage ratio (LCR)	122%	119%	128%	115%	110%

Operations
Banking centers	1,157	1,155	1,191	1,191	1,191
ATMs	2,461	2,471	2,495	2,497	2,514
Full-time equivalent employees	17,744	17,763	17,844	18,072	18,051

(a)	The return on average tangible common equity is calculated as tangible net income available to common shareholders (excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(b)	The tangible common equity ratio is calculated as tangible common equity [shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and AOCI)].
(c)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 32.
(d)	Excludes nonaccrual loans held for sale.
(e)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(f)	Includes transaction deposits plus other time deposits.
(g)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(h)	Current period regulatory capital and liquidity ratios are estimates.
(i)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(j)	The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(k)	Net tax deficiencies of $5 million and $0 were reclassified from capital surplus to applicable income tax expense and average common shares outstanding – diluted were adjusted at June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	June 2017	March 2017	June 2016(a)	Seq	Yr/Yr	June 2017	June 2016(a)	Yr/Yr
Interest Income
Interest and fees on loans and leases	$858	$839	$808	2%	6%	$1,696	$1,613	5%
Interest on securities	245	245	236	—	4%	490	468	5%
Interest on other short-term investments	3	2	2	50%	50%	6	4	50%

Total interest income	1,106	1,086	1,046	2%	6%	2,192	2,085	5%

Interest Expense
Interest on deposits	65	59	50	10%	30%	124	99	25%
Interest on federal funds purchased	1	1	1	—	—	2	1	100%
Interest on other short-term borrowings	10	3	3	NM	NM	12	7	71%
Interest on long-term debt	91	90	90	1%	1%	182	173	5%

Total interest expense	167	153	144	9%	16%	320	280	14%

Net Interest Income	939	933	902	1%	4%	1,872	1,805	4%

Provision for loan and lease losses	52	74	91	(30%)	(43%)	126	210	(40%)

Net Interest Income After Provision for Loan and Lease Losses	887	859	811	3%	9%	1,746	1,595	9%

Noninterest Income
Service charges on deposits	139	138	138	1%	1%	277	274	1%
Corporate banking revenue	101	74	117	36%	(14%)	175	219	(20%)
Mortgage banking net revenue	55	52	75	6%	(27%)	108	154	(30%)
Wealth and asset management revenue	103	108	101	(5%)	2%	211	203	4%
Card and processing revenue	79	74	82	7%	(4%)	153	161	(5%)
Other noninterest income	85	77	80	10%	6%	160	215	(26%)
Securities gains, net	—	—	6	—	(100%)	1	9	(89%)
Securities gains, net - non-qualifying hedges on mortgage servicing rights	2	—	—	100%	100%	2	—	100%

Total noninterest income	564	523	599	8%	(6%)	1,087	1,235	(12%)

Noninterest Expense
Salaries, wages and incentives	397	411	407	(3%)	(2%)	808	810	—
Employee benefits	86	111	85	(23%)	1%	196	185	6%
Net occupancy expense	70	78	75	(10%)	(7%)	148	152	(3%)
Technology and communications	57	58	60	(2%)	(5%)	116	116	—
Equipment expense	29	28	30	4%	(3%)	57	60	(5%)
Card and processing expense	33	30	37	10%	(11%)	63	72	(13%)
Other noninterest expense	285	270	289	6%	(1%)	555	573	(3%)

Total noninterest expense	957	986	983	(3%)	(3%)	1,943	1,968	(1%)

Income Before Income Taxes	494	396	427	25%	16%	890	862	3%
Applicable income tax expense	127	91	103	40%	23%	218	212	3%

Net Income	367	305	324	20%	13%	672	650	3%
Less: Net income attributable to noncontrolling interests	—	—	(4)	—	(100%)	—	(4)	(100%)

Net Income Attributable to Bancorp	367	305	328	20%	12%	672	654	3%
Dividends on preferred stock	23	15	23	53%	—	38	38	—

Net Income Available to Common Shareholders	$344	$290	$305	19%	13%	$634	$616	3%

(a)	Net tax deficiencies of $5 million and $6 million were reclassified from capital surplus to applicable income tax expense for the three and six months ended June 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	June 2017	March 2017	June 2016(d)	Seq	Yr/Yr
Assets
Cash and due from banks	$2,203	$2,205	$2,359	—	(7%)
Available-for-sale and other securities(a)	31,823	31,531	31,455	1%	1%
Held-to-maturity securities(b)	26	26	62	—	(58%)
Trading securities	842	689	401	22%	NM
Other short-term investments	2,163	1,644	1,818	32%	19%
Loans held for sale	766	616	877	24%	(13%)
Portfolio loans and leases:
Commercial and industrial loans	40,914	41,074	43,558	—	(6%)
Commercial mortgage loans	6,868	6,924	6,875	(1%)	—
Commercial construction loans	4,366	4,283	3,706	2%	18%
Commercial leases	4,157	4,092	3,978	2%	4%
Residential mortgage loans	15,460	15,336	14,307	1%	8%
Home equity	7,301	7,469	7,988	(2%)	(9%)
Automobile loans	9,318	9,572	10,671	(3%)	(13%)
Credit card	2,117	2,070	2,172	2%	(3%)
Other consumer loans and leases	945	808	654	17%	44%

Portfolio loans and leases	91,446	91,628	93,909	—	(3%)
Allowance for loan and lease losses	(1,226)	(1,238)	(1,299)	(1%)	(6%)

Portfolio loans and leases, net	90,220	90,390	92,610	—	(3%)
Bank premises and equipment	2,041	2,052	2,144	(1%)	(5%)
Operating lease equipment	719	702	756	2%	(5%)
Goodwill	2,423	2,419	2,416	—	—
Intangible assets	18	11	10	64%	80%
Servicing rights	849	776	621	9%	37%
Other assets	6,974	7,139	8,096	(2%)	(14%)

Total Assets	$141,067	$140,200	$143,625	1%	(2%)

Liabilities
Deposits:
Demand	$34,965	$35,362	$36,137	(1%)	(3%)
Interest checking	25,436	27,230	24,571	(7%)	4%
Savings	14,068	14,360	14,356	(2%)	(2%)
Money market	20,191	20,585	19,125	(2%)	6%
Foreign office	395	521	453	(24%)	(13%)
Other time	3,692	3,750	4,021	(2%)	(8%)
Certificates $100,000 and over	2,633	2,348	2,778	12%	(5%)
Other	500	—	430	100%	16%

Total deposits	101,880	104,156	101,871	(2%)	—
Federal funds purchased	117	155	108	(25%)	8%
Other short-term borrowings	5,389	2,015	3,979	NM	35%
Accrued taxes, interest and expenses	1,617	1,655	2,187	(2%)	(26%)
Other liabilities	2,162	2,104	2,495	3%	(13%)
Long-term debt	13,456	13,658	16,231	(1%)	(17%)

Total Liabilities	124,621	123,743	126,871	1%	(2%)

Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	1,331	1,331	1,331	—	—
Capital surplus	2,751	2,803	2,760	(2%)	—
Retained earnings	13,862	13,625	12,772	2%	9%
Accumulated other comprehensive income	163	68	889	NM	(82%)
Treasury stock	(3,739)	(3,448)	(3,077)	8%	22%

Total Bancorp shareholders’ equity	16,419	16,430	16,726	—	(2%)
Noncontrolling interests	27	27	28	—	(4%)

Total Equity	16,446	16,457	16,754	—	(2%)

Total Liabilities and Equity	$141,067	$140,200	$143,625	1%	(2%)

(a) Amortized cost	$31,492	$31,348	$30,101	—	5%
(b) Market values	26	26	62	—	(58%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	738,873	750,145	766,346	(2%)	(4%)
Treasury	185,020	173,748	157,547	6%	17%
(d)	Net tax deficiencies of $1 million, $5 million and $0 were reclassified from capital surplus to applicable income tax expense at March 31, 2016, June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	June 2017	March 2017	December 2016	September 2016(d)	June 2016(d)
Assets
Cash and due from banks	$2,203	$2,205	$2,392	$2,164	$2,359
Available-for-sale and other securities(a)	31,823	31,531	31,183	30,689	31,455
Held-to-maturity securities(b)	26	26	26	56	62
Trading securities	842	689	410	431	401
Other short-term investments	2,163	1,644	2,754	2,995	1,818
Loans held for sale	766	616	751	1,060	877
Portfolio loans and leases:
Commercial and industrial loans	40,914	41,074	41,676	42,727	43,558
Commercial mortgage loans	6,868	6,924	6,899	6,856	6,875
Commercial construction loans	4,366	4,283	3,903	3,905	3,706
Commercial leases	4,157	4,092	3,974	3,995	3,978
Residential mortgage loans	15,460	15,336	15,051	14,643	14,307
Home equity	7,301	7,469	7,695	7,864	7,988
Automobile loans	9,318	9,572	9,983	10,349	10,671
Credit card	2,117	2,070	2,237	2,169	2,172
Other consumer loans and leases	945	808	680	643	654

Portfolio loans and leases	91,446	91,628	92,098	93,151	93,909
Allowance for loan and lease losses	(1,226)	(1,238)	(1,253)	(1,272)	(1,299)

Portfolio loans and leases, net	90,220	90,390	90,845	91,879	92,610
Bank premises and equipment	2,041	2,052	2,065	2,084	2,144
Operating lease equipment	719	702	738	771	756
Goodwill	2,423	2,419	2,416	2,416	2,416
Intangible assets	18	11	9	10	10
Servicing rights	849	776	744	619	621
Other assets	6,974	7,139	7,844	8,105	8,096

Total Assets	$141,067	$140,200	$142,177	$143,279	$143,625

Liabilities
Deposits:
Demand	$34,965	$35,362	$35,782	$35,625	$36,137
Interest checking	25,436	27,230	26,679	24,483	24,571
Savings	14,068	14,360	13,941	14,019	14,356
Money market	20,191	20,585	20,749	19,910	19,125
Foreign office	395	521	426	518	453
Other time	3,692	3,750	3,866	3,971	4,021
Certificates $100,000 and over	2,633	2,348	2,378	2,745	2,778
Other	500	—	—	—	430

Total deposits	101,880	104,156	103,821	101,271	101,871
Federal funds purchased	117	155	132	126	108
Other short-term borrowings	5,389	2,015	3,535	3,494	3,979
Accrued taxes, interest and expenses	1,617	1,655	1,800	2,178	2,187
Other liabilities	2,162	2,104	2,269	2,516	2,495
Long-term debt	13,456	13,658	14,388	16,890	16,231

Total Liabilities	124,621	123,743	125,945	126,475	126,871

Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	1,331	1,331	1,331	1,331	1,331
Capital surplus	2,751	2,803	2,756	2,750	2,760
Retained earnings	13,862	13,625	13,441	13,175	12,772
Accumulated other comprehensive income	163	68	59	755	889
Treasury stock	(3,739)	(3,448)	(3,433)	(3,286)	(3,077)

Total Bancorp shareholders’ equity	16,419	16,430	16,205	16,776	16,726
Noncontrolling interests	27	27	27	28	28

Total Equity	16,446	16,457	16,232	16,804	16,754

Total Liabilities and Equity	$141,067	$140,200	$142,177	$143,279	$143,625

(a) Amortized cost	$31,492	$31,348	$31,024	$29,486	$30,101
(b) Market values	26	26	26	56	62
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	738,873	750,145	750,479	755,582	766,346
Treasury	185,020	173,748	173,413	168,310	157,547
(d)	Net tax deficiencies of $1 million, $5 million and $0 were reclassified from capital surplus to applicable income tax expense at March 31, 2016, June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Equity

$ in millions

(unaudited)

	For the Three Months Ended		Year to Date
	June 2017	June 2016(a)	June 2017	June 2016(a)
Total Equity, Beginning	$16,457	$16,355	$16,232	$15,870
Net income attributable to Bancorp	367	328	672	654
Other comprehensive income, net of tax:
Change in unrealized gains (losses):
Available-for-sale securities	93	194	109	641
Qualifying cash flow hedges	1	9	(7)	48
Change in accumulated other comprehensive income related to employee benefit plans	1	2	2	3

Comprehensive income	462	533	776	1,346

Cash dividends declared:
Common stock	(104)	(100)	(210)	(201)
Preferred stock	(23)	(23)	(38)	(38)
Impact of stock transactions under stock compensation plans, net	(3)	19	29	45
Shares acquired for treasury	(342)	(26)	(342)	(265)
Noncontrolling interest	—	(4)	—	(3)
Other	(1)	—	(1)	—

Total Equity, Ending	$16,446	$16,754	$16,446	$16,754

(a)	Net tax deficiencies of $5 million and $6 million were reclassified from capital surplus to applicable income tax expense for the three and six months ended June 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	June 2017	March 2017	June 2016	Seq	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$41,656	$41,892	$43,878	(1%)	(5%)
Commercial mortgage loans	6,861	6,946	6,835	(1%)	—
Commercial construction loans	4,306	3,987	3,551	8%	21%
Commercial leases	4,039	3,904	3,904	3%	3%
Residential mortgage loans	16,024	15,800	14,842	1%	8%
Home equity	7,385	7,581	8,059	(3%)	(8%)
Automobile loans	9,410	9,786	10,887	(4%)	(14%)
Credit card	2,080	2,141	2,198	(3%)	(5%)
Other consumer loans and leases	892	754	653	18%	37%
Taxable securities	32,092	31,815	30,002	1%	7%
Tax exempt securities	68	55	85	24%	(20%)
Other short-term investments	1,321	1,307	1,953	1%	(32%)

Total interest-earning assets	126,134	125,968	126,847	—	(1%)
Cash and due from banks	2,175	2,205	2,228	(1%)	(2%)
Other assets	13,272	13,220	15,140	—	(12%)
Allowance for loan and lease losses	(1,237)	(1,253)	(1,295)	(1%)	(4%)

Total Assets	$140,344	$140,140	$142,920	—	(2%)

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$26,014	$26,760	$24,714	(3%)	5%
Savings deposits	14,238	14,117	14,576	1%	(2%)
Money market deposits	20,278	20,603	19,243	(2%)	5%
Foreign office deposits	380	454	484	(16%)	(21%)
Other time deposits	3,745	3,827	4,044	(2%)	(7%)
Certificates $100,000 and over	2,623	2,579	2,819	2%	(7%)
Other deposits	264	162	467	63%	(43%)
Federal funds purchased	311	639	693	(51%)	(55%)
Other short-term borrowings	4,194	1,893	3,754	NM	12%
Long-term debt	13,273	13,856	15,351	(4%)	(14%)

Total interest-bearing liabilities	85,320	84,890	86,145	1%	(1%)
Demand deposits	34,915	35,084	35,912	—	(3%)
Other liabilities	3,467	3,710	4,247	(7%)	(18%)

Total Liabilities	123,702	123,684	126,304	—	(2%)
Total Equity	16,642	16,456	16,616	1%	—

Total Liabilities and Equity	$140,344	$140,140	$142,920	—	(2%)

	For the Three Months Ended			bps Change
	June	March	June
	2017	2017	2016	Seq	Yr/Yr
Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	3.60%	3.47%	3.25%	13	35
Commercial mortgage loans(a)	3.65%	3.54%	3.28%	11	37
Commercial construction loans(a)	4.01%	3.77%	3.36%	24	65
Commercial leases(a)	2.73%	2.70%	2.71%	3	2
Residential mortgage loans	3.54%	3.57%	3.57%	(3)	(3)
Home equity	4.20%	3.98%	3.81%	22	39
Automobile loans	2.87%	2.81%	2.68%	6	19
Credit card	10.95%	12.92%	10.47%	(197)	48
Other consumer loans and leases	6.63%	6.49%	6.36%	14	27

Total loans and leases	3.74%	3.69%	3.45%	5	29
Taxable securities	3.05%	3.11%	3.16%	(6)	(11)
Tax exempt securities(a)	5.10%	5.79%	4.09%	(69)	101
Other short-term investments	0.99%	0.73%	0.43%	26	56

Total interest-earning assets	3.54%	3.51%	3.34%	3	20

Interest-bearing liabilities:
Interest checking deposits	0.38%	0.31%	0.22%	7	16
Savings deposits	0.06%	0.05%	0.05%	1	1
Money market deposits	0.34%	0.32%	0.26%	2	8
Foreign office deposits	0.18%	0.13%	0.15%	5	3
Other time deposits	1.23%	1.23%	1.24%	—	(1)
Certificates $100,000 and over	1.36%	1.35%	1.29%	1	7
Other deposits	0.98%	0.64%	0.40%	34	58
Federal funds purchased	0.94%	0.70%	0.39%	24	55
Other short-term borrowings	0.93%	0.55%	0.36%	38	57
Long-term debt	2.76%	2.65%	2.36%	11	40

Total interest-bearing liabilities	0.79%	0.73%	0.67%	6	12

Ratios:
Taxable equivalent net interest margin(b)	3.01%	3.02%	2.88%	(1)	13
Taxable equivalent net interest rate spread	2.75%	2.78%	2.67%	(3)	8
Interest-bearing liabilities to interest-earning assets	67.64%	67.39%	67.91%	25	(27)

(a)	Presented on a fully taxable equivalent basis.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 32.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	Year to Date		% Change
	June 2017	June 2016	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$41,773	$43,503	(4%)
Commercial mortgage loans	6,903	6,871	—
Commercial construction loans	4,147	3,424	21%
Commercial leases	3,972	3,889	2%
Residential mortgage loans	15,912	14,623	9%
Home equity	7,482	8,150	(8%)
Automobile loans	9,597	11,086	(13%)
Credit card	2,111	2,238	(6%)
Other consumer loans and leases	824	659	25%
Taxable securities	31,954	29,811	7%
Tax exempt securities	61	82	(26%)
Other short-term investments	1,314	1,915	(31%)

Total interest-earning assets	126,050	126,251	—
Cash and due from banks	2,190	2,282	(4%)
Other assets	13,248	15,002	(12%)
Allowance for loan and lease losses	(1,245)	(1,284)	(3%)

Total Assets	$140,243	$142,251	(1%)

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$26,385	$25,227	5%
Savings deposits	14,178	14,589	(3%)
Money market deposits	20,440	18,949	8%
Foreign office deposits	417	484	(14%)
Other time deposits	3,786	4,039	(6%)
Certificates $100,000 and over	2,601	2,817	(8%)
Other deposits	213	234	(9%)
Federal funds purchased	474	651	(27%)
Other short-term borrowings	3,050	3,659	(17%)
Long-term debt	13,562	15,148	(10%)

Total interest-bearing liabilities	85,106	85,797	(1%)
Demand deposits	34,999	35,557	(2%)
Other liabilities	3,589	4,386	(18%)

Total Liabilities	123,694	125,740	(2%)
Total Equity	16,549	16,511	—

Total Liabilities and Equity	$140,243	$142,251	(1%)

	Year to Date		bps Change
	June 2017	June 2016	Yr/Yr
Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	3.53%	3.24%	29
Commercial mortgage loans(a)	3.60%	3.28%	32
Commercial construction loans(a)	3.89%	3.37%	52
Commercial leases(a)	2.71%	2.74%	(3)
Residential mortgage loans	3.55%	3.60%	(5)
Home equity	4.09%	3.80%	29
Automobile loans	2.84%	2.66%	18
Credit card	11.95%	10.56%	139
Other consumer loans and leases	6.57%	6.31%	26

Total loans and leases	3.72%	3.46%	26
Taxable securities	3.08%	3.15%	(7)
Tax exempt securities(a)	5.41%	4.20%	121
Other short-term investments	0.86%	0.42%	44

Total interest-earning assets	3.53%	3.34%	19

Interest-bearing liabilities:
Interest checking deposits	0.34%	0.23%	11
Savings deposits	0.05%	0.05%	—
Money market deposits	0.33%	0.25%	8
Foreign office deposits	0.15%	0.15%	—
Other time deposits	1.23%	1.23%	—
Certificates $100,000 and over	1.36%	1.29%	7
Other deposits	0.85%	0.40%	45
Federal funds purchased	0.78%	0.37%	41
Other short-term borrowings	0.81%	0.37%	44
Long-term debt	2.71%	2.29%	42

Total interest-bearing liabilities	0.76%	0.66%	10

Ratios:
Taxable equivalent net interest margin(b)	3.01%	2.89%	12
Taxable equivalent net interest rate spread	2.77%	2.68%	9
Interest-bearing liabilities to interest-earning assets	67.52%	67.96%	(44)

(a)	Presented on a fully taxable equivalent basis.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 32.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	June 2017	March 2017	December 2016	September 2016	June 2016
Assets
Interest-earning assets:
Commercial and industrial loans	$41,656	$41,892	$42,612	$43,125	$43,878
Commercial mortgage loans	6,861	6,946	6,961	6,891	6,835
Commercial construction loans	4,306	3,987	3,890	3,848	3,551
Commercial leases	4,039	3,904	3,921	3,963	3,904
Residential mortgage loans	16,024	15,800	15,802	15,346	14,842
Home equity	7,385	7,581	7,779	7,918	8,059
Automobile loans	9,410	9,786	10,162	10,508	10,887
Credit card	2,080	2,141	2,180	2,165	2,198
Other consumer loans and leases	892	754	674	653	653
Taxable securities	32,092	31,815	30,677	29,772	30,002
Tax exempt securities	68	55	81	76	85
Other short-term investments	1,321	1,307	1,809	1,827	1,953

Total interest-earning assets	126,134	125,968	126,548	126,092	126,847
Cash and due from banks	2,175	2,205	2,358	2,289	2,228
Other assets	13,272	13,220	14,203	15,644	15,140
Allowance for loan and lease losses	(1,237)	(1,253)	(1,272)	(1,299)	(1,295)

Total Assets	$140,344	$140,140	$141,837	$142,726	$142,920

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$26,014	$26,760	$25,644	$24,475	$24,714
Savings deposits	14,238	14,117	13,979	14,232	14,576
Money market deposits	20,278	20,603	20,476	19,706	19,243
Foreign office deposits	380	454	497	524	484
Other time deposits	3,745	3,827	3,941	4,020	4,044
Certificates $100,000 and over	2,623	2,579	2,539	2,768	2,819
Other deposits	264	162	115	749	467
Federal funds purchased	311	639	280	446	693
Other short-term borrowings	4,194	1,893	1,908	2,171	3,754
Long-term debt	13,273	13,856	15,173	16,102	15,351

Total interest-bearing liabilities	85,320	84,890	84,552	85,193	86,145
Demand deposits	34,915	35,084	36,412	35,918	35,912
Other liabilities	3,467	3,710	4,300	4,704	4,247

Total Liabilities	123,702	123,684	125,264	125,815	126,304
Total Equity	16,642	16,456	16,573	16,911	16,616

Total Liabilities and Equity	$140,344	$140,140	$141,837	$142,726	$142,920

Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	3.60%	3.47%	3.33%	3.28%	3.25%
Commercial mortgage loans(a)	3.65%	3.54%	3.42%	3.31%	3.28%
Commercial construction loans(a)	4.01%	3.77%	3.50%	3.43%	3.36%
Commercial leases(a)	2.73%	2.70%	2.64%	2.64%	2.71%
Residential mortgage loans	3.54%	3.57%	3.48%	3.51%	3.57%
Home equity	4.20%	3.98%	3.73%	3.76%	3.81%
Automobile loans	2.87%	2.81%	2.80%	2.71%	2.68%
Credit card	10.95%	12.92%	7.30%	10.34%	10.47%
Other consumer loans and leases	6.63%	6.49%	6.73%	6.90%	6.36%

Total loans and leases	3.74%	3.69%	3.43%	3.46%	3.45%
Taxable securities	3.05%	3.11%	3.17%	3.18%	3.16%
Tax exempt securities(a)	5.10%	5.79%	4.76%	4.91%	4.09%
Other short-term investments	0.99%	0.73%	0.47%	0.44%	0.43%

Total interest-earning assets	3.54%	3.51%	3.33%	3.36%	3.34%

Interest-bearing liabilities:
Interest checking deposits	0.38%	0.31%	0.25%	0.23%	0.22%
Savings deposits	0.06%	0.05%	0.04%	0.04%	0.05%
Money market deposits	0.34%	0.32%	0.30%	0.27%	0.26%
Foreign office deposits	0.18%	0.13%	0.15%	0.17%	0.15%
Other time deposits	1.23%	1.23%	1.24%	1.24%	1.24%
Certificates $100,000 and over	1.36%	1.35%	1.35%	1.28%	1.29%
Other deposits	0.98%	0.64%	0.41%	0.41%	0.40%
Federal funds purchased	0.94%	0.70%	0.41%	0.40%	0.39%
Other short-term borrowings	0.93%	0.55%	0.36%	0.30%	0.36%
Long-term debt	2.76%	2.65%	2.42%	2.40%	2.36%

Total interest-bearing liabilities	0.79%	0.73%	0.70%	0.70%	0.67%

Ratios:
Taxable equivalent net interest margin(b)	3.01%	3.02%	2.86%	2.88%	2.88%
Taxable equivalent net interest rate spread	2.75%	2.78%	2.63%	2.66%	2.67%
Interest-bearing liabilities to interest-earning assets	67.64%	67.39%	66.81%	67.56%	67.91%

(a)	Presented on a fully taxable equivalent basis.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 32.

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	June 2017	March 2017	December 2016	September 2016	June 2016
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$41,601	$41,854	$42,548	$43,116	$43,876
Commercial mortgage loans	6,845	6,941	6,957	6,888	6,831
Commercial construction loans	4,306	3,987	3,890	3,848	3,551
Commercial leases	4,036	3,901	3,921	3,962	3,898

Total commercial loans and leases	56,788	56,683	57,316	57,814	58,156
Consumer loans and leases:
Residential mortgage loans	15,417	15,200	14,854	14,455	14,046
Home equity	7,385	7,581	7,779	7,918	8,054
Automobile loans	9,410	9,786	10,162	10,508	10,887
Credit card	2,080	2,141	2,180	2,165	2,134
Other consumer loans and leases	892	755	673	651	654

Total consumer loans and leases	35,184	35,463	35,648	35,697	35,775

Total average portfolio loans and leases	$91,972	$92,146	$92,964	$93,511	$93,931

Average loans held for sale	$681	$645	$1,017	$906	$876

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$40,914	$41,074	$41,676	$42,727	$43,558
Commercial mortgage loans	6,868	6,924	6,899	6,856	6,875
Commercial construction loans	4,366	4,283	3,903	3,905	3,706
Commercial leases	4,157	4,092	3,974	3,995	3,978

Total commercial loans and leases	56,305	56,373	56,452	57,483	58,117
Consumer loans and leases:
Residential mortgage loans	15,460	15,336	15,051	14,643	14,307
Home equity	7,301	7,469	7,695	7,864	7,988
Automobile loans	9,318	9,572	9,983	10,349	10,671
Credit card	2,117	2,070	2,237	2,169	2,172
Other consumer loans and leases	945	808	680	643	654

Total consumer loans and leases	35,141	35,255	35,646	35,668	35,792

Total portfolio loans and leases	$91,446	$91,628	$92,098	$93,151	$93,909

Total loans held for sale	$766	$616	$751	$1,060	$877

Operating lease equipment	$719	$702	$738	$771	$756

Loans and leases serviced for others:(a)
Commercial and industrial loans	$495	$515	$519	$544	$567
Commercial mortgage loans	242	223	226	226	229
Commercial construction loans	62	54	41	38	24
Commercial leases	261	270	280	270	282
Residential mortgage loans	61,803	55,413	53,554	54,646	56,170
Automobile loans	—	—	51	66	83

Total loans and leases serviced for others	62,863	56,475	54,671	55,790	57,355

Total loans and leases serviced	$155,794	$149,421	$148,258	$150,772	$152,897

(a)	Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries

Regulatory Capital

$ in millions

(unaudited)

	As of
	June 2017(a)	March 2017	December 2016	September 2016	June 2016
Regulatory capital:
Common stock and related surplus (net of treasury stock)	$1,063	$1,407	$1,374	$1,510	$1,728
Retained earnings	13,862	13,625	13,441	13,175	12,772
Common equity tier I capital adjustments and deductions	(2,403)	(2,396)	(2,389)	(2,386)	(2,388)

CET1 capital	12,522	12,636	12,426	12,299	12,112
Additional tier I capital	1,331	1,331	1,330	1,331	1,331

Tier I capital	13,853	13,967	13,756	13,630	13,443
Tier II capital	4,074	4,172	4,216	4,374	4,414

Total regulatory capital	$17,927	$18,139	$17,972	$18,004	$17,857

Risk-weighted assets(b)	$117,771	$117,407	$119,632	$120,954	$121,824

Ratios:
Average shareholders’ equity to average assets	11.84%	11.72%	11.66%	11.83%	11.60%

Regulatory Capital Ratios:
Fifth Third Bancorp
CET1 capital(b)	10.63%	10.76%	10.39%	10.17%	9.94%
Tier I risk-based capital(b)	11.76%	11.90%	11.50%	11.27%	11.03%
Total risk-based capital(b)	15.22%	15.45%	15.02%	14.88%	14.66%
Tier I leverage	10.07%	10.15%	9.90%	9.80%	9.64%
CET1 capital (fully phased-in)(b)(c)	10.52%	10.66%	10.29%	10.09%	9.86%

Fifth Third Bank
Tier I risk-based capital(b)	12.24%	12.17%	11.92%	11.98%	11.83%
Total risk-based capital(b)	14.08%	14.03%	13.76%	13.82%	13.67%
Tier I leverage	10.50%	10.41%	10.30%	10.46%	10.37%

(a)	Current period regulatory capital data and ratios are estimated.
(b)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting weighted values are added together resulting in the total risk-weighted assets.
(c)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 32.

Fifth Third Bancorp and Subsidiaries

Summary of Credit Loss Experience

$ in millions

(unaudited)

	For the Three Months Ended
	June 2017	March 2017	December 2016	September 2016	June 2016
Average portfolio loans and leases:
Commercial and industrial loans	$41,601	$41,854	$42,548	$43,116	$43,876
Commercial mortgage loans	6,845	6,941	6,957	6,888	6,831
Commercial construction loans	4,306	3,987	3,890	3,848	3,551
Commercial leases	4,036	3,901	3,921	3,962	3,898
Residential mortgage loans	15,417	15,200	14,854	14,455	14,046
Home equity	7,385	7,581	7,779	7,918	8,054
Automobile loans	9,410	9,786	10,162	10,508	10,887
Credit card	2,080	2,141	2,180	2,165	2,134
Other consumer loans and leases	892	755	673	651	654

Total average portfolio loans and leases	$91,972	$92,146	$92,964	$93,511	$93,931

Losses charged-off:
Commercial and industrial loans	($34)	($39)	($35)	($76)	($43)
Commercial mortgage loans	(6)	(6)	(4)	(4)	(7)
Commercial construction loans	—	—	—	—	—
Commercial leases	(1)	(1)	(1)	(1)	(1)
Residential mortgage loans	(4)	(6)	(4)	(4)	(5)
Home equity	(9)	(9)	(10)	(10)	(10)
Automobile loans	(12)	(17)	(15)	(14)	(12)
Credit card	(24)	(24)	(21)	(22)	(23)
Other consumer loans and leases	(5)	(5)	(7)	(6)	(4)

Total losses charged-off	($95)	($107)	($97)	($137)	($105)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$16	$3	$10	$15	$4
Commercial mortgage loans	1	1	2	2	1
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	1	—
Residential mortgage loans	2	1	2	2	3
Home equity	4	3	4	3	4
Automobile loans	6	6	4	5	4
Credit card	2	2	2	2	2
Other consumer loans and leases	—	2	—	—	—

Total recoveries of losses previously charged-off	$31	$18	$24	$30	$18

Net losses charged-off:
Commercial and industrial loans	($18)	($36)	($25)	($61)	($39)
Commercial mortgage loans	(5)	(5)	(2)	(2)	(6)
Commercial construction loans	—	—	—	—	—
Commercial leases	(1)	(1)	(1)	—	(1)
Residential mortgage loans	(2)	(5)	(2)	(2)	(2)
Home equity	(5)	(6)	(6)	(7)	(6)
Automobile loans	(6)	(11)	(11)	(9)	(8)
Credit card	(22)	(22)	(19)	(20)	(21)
Other consumer loans and leases	(5)	(3)	(7)	(6)	(4)

Total net losses charged-off	($64)	($89)	($73)	($107)	($87)

Net losses charged-off as a percent of average portfolio loans and leases:
Commercial and industrial loans	0.17%	0.34%	0.24%	0.56%	0.36%
Commercial mortgage loans	0.33%	0.29%	0.11%	0.08%	0.38%
Commercial construction loans	0.00%	0.00%	0.00%	0.00%	0.00%
Commercial leases	0.06%	0.08%	0.12%	0.00%	0.09%
Residential mortgage loans	0.04%	0.13%	0.06%	0.07%	0.06%
Home equity	0.27%	0.33%	0.35%	0.32%	0.30%
Automobile loans	0.27%	0.48%	0.40%	0.35%	0.26%
Credit card	4.22%	4.03%	3.52%	3.61%	3.92%
Other consumer loans and leases	2.31%	2.89%	3.30%	3.70%	2.42%

Total net losses charged-off as a percent of average portfolio loans and leases	0.28%	0.40%	0.31%	0.45%	0.37%

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	June 2017	March 2017	December 2016	September 2016	June 2016
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,238	$1,253	$1,272	$1,299	$1,295
Total net losses charged-off	(64)	(89)	(73)	(107)	(87)
Provision for loan and lease losses	52	74	54	80	91

Allowance for loan and lease losses, ending	$1,226	$1,238	$1,253	$1,272	$1,299

Reserve for unfunded commitments, beginning	$159	$161	$162	$151	$144
Provision for unfunded commitments	3	(2)	(1)	11	7

Reserve for unfunded commitments, ending	$162	$159	$161	$162	$151

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,226	$1,238	$1,253	$1,272	$1,299
Reserve for unfunded commitments	162	159	161	162	151

Total allowance for credit losses	$1,388	$1,397	$1,414	$1,434	$1,450

	As of
	June 2017	March 2017	December 2016	September 2016	June 2016
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$225	$251	$302	$235	$254
Commercial mortgage loans	15	21	27	31	39
Commercial leases	1	—	2	—	4
Residential mortgage loans	19	21	17	19	27
Home equity	52	53	55	59	61

Total nonaccrual portfolio loans and leases (excludes restructured loans)	312	346	403	344	385
Nonaccrual restructured portfolio commercial loans and leases	244	251	192	194	242
Nonaccrual restructured portfolio consumer loans and leases	58	60	65	63	66

Total nonaccrual portfolio loans and leases	614	657	660	601	693
Repossessed property	11	14	15	13	15
OREO	37	50	63	84	97

Total nonperforming portfolio assets	662	721	738	698	805
Nonaccrual loans held for sale	7	7	4	91	20
Nonaccrual restructured loans held for sale	1	2	9	9	—

Total nonperforming assets	$670	$730	$751	$798	$825

Restructured portfolio consumer loans and leases (accrual)	$933	$950	$959	$972	$982
Restructured portfolio commercial loans and leases (accrual)	$224	$277	$321	$408	$431

90 days past due loans and leases (accrual):
Commercial and industrial loans	$3	$3	$4	$7	$2
Commercial mortgage loans	—	—	—	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	—

Total commercial loans and leases	3	3	4	7	2

Residential mortgage loans	45	45	49	43	38
Home equity	—	—	—	—	—
Automobile loans	7	6	9	8	7
Credit card	20	21	22	18	18
Other consumer loans and leases	—	—	—	—	—

Total consumer loans and leases	72	72	80	69	63

Total 90 days past due loans and leases (accrual)(b)	$75	$75	$84	$76	$65

Ratios
Net losses charged-off as a percent of average portfolio loans and leases	0.28%	0.40%	0.31%	0.45%	0.37%
Allowance for loan and lease losses:
As a percent of portfolio loans and leases	1.34%	1.35%	1.36%	1.37%	1.38%
As a percent of nonperforming loans and leases(a)	200%	188%	190%	212%	188%
As a percent of nonperforming assets(a)	185%	172%	170%	182%	161%
Nonperforming loans and leases as a percent of portfolio loans and leases and OREO(a)	0.67%	0.72%	0.72%	0.64%	0.74%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including OREO(a)	0.72%	0.79%	0.80%	0.75%	0.86%
Nonperforming assets as a percent of total loans, leases and other assets, including OREO	0.73%	0.79%	0.81%	0.85%	0.87%
Allowance for credit losses as a percent of nonperforming assets	210%	194%	192%	205%	180%

(a)	Does not include nonaccrual loans held for sale.
(b)	Does not include loans held for sale.

Use of Non-GAAP Financial Measures

In addition to GAAP measures, management considers various Non-GAAP measures when evaluating the performance of the business, including: “taxable equivalent net interest income,” “adjusted taxable equivalent net interest income,” “taxable equivalent net interest margin,” “adjusted taxable equivalent net interest margin,” “efficiency ratio,” “taxable equivalent income before income taxes,” “noninterest income excluding certain items,” “adjusted noninterest income,” “adjusted noninterest income excluding mortgage banking net revenue,” “tangible net income available to common shareholders,” “average tangible common equity,” “tangible common equity,” “tangible equity,” “tangible book value per common share,” and “Common Equity Tier 1 under Basel III Final Rule (fully phased-in),” and certain ratios derived from these measures.

The taxable equivalent basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison between taxable and non-taxable amounts.

Noninterest income excluding certain items is provided by management to assist the reader in identifying significant, unusual, or large transactions that impacted noninterest income. Adjusted taxable equivalent net interest income and adjusted taxable equivalent net interest margin are provided by management to assist the reader in identifying significant, unusual, or large transactions that impacted net interest income.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding unrealized gains/losses), in addition to capital ratios defined by the U.S. banking agencies. These calculations are intended to complement the capital ratios defined by the U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be Non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding unrealized gains/losses on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of gains or losses some of which are uncertain and providing the tangible common equity ratio including unrealized gains/losses enables investors and others to assess the Bancorp’s use of equity if all unrealized gains or losses were to be monetized.

Management believes tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of a business as it calculates the return available to common shareholders and book value of common stock without the impact of intangible assets and their related amortization. This is useful for evaluating the performance of a business consistently, whether acquired or developed internally, compared to other companies in the industry who present similar measures.

The Bancorp became subject to the Basel III Final Rule on January 1, 2015 which defined various regulatory capital ratios including the Common Equity Tier 1 (“CET1”) ratio. The CET1 capital ratio has transition provisions that will be phased out over time. CET1 capital ratio is presented on a fully phased-in basis for comparative purposes with other organizations. The Bancorp considers the fully phased-in CET1 ratio a Non-GAAP measure since it is not the CET1 ratio in effect for the periods presented. Since analysts and the U.S. banking agencies may assess the Bancorp’s capital adequacy using these ratios, management believes they are useful to provide investors the ability to assess its capital adequacy on the same basis.

Please note that although Non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see page 33 for Reg. G reconciliations of all historical Non-GAAP measures used in this release to the most directly comparable GAAP measures. Management has provided forward-looking guidance on certain Non-GAAP measures in connection with its earnings presentation in order to facilitate comparability with the Bancorp’s historical performance and financial condition as reflected in these Non-GAAP measures. Such forward-looking Non-GAAP measures include return on tangible common equity; taxable equivalent net interest margin; adjusted net interest margin; taxable equivalent net interest income; adjusted noninterest income; adjusted noninterest income excluding mortgage banking net revenue; and noninterest income, excluding certain transactions and adjustments related to the Bancorp’s investment in Vantiv, Visa total return swap, and branch sales, closures and consolidations. Bancorp’s management does not estimate on a forward-looking basis the impact of items similar to those that it has excluded to generate these Non-GAAP measures on a historical basis because the occurrence and amounts of items such as these are difficult to predict. As a result, the Bancorp has not provided reconciliations of its forward-looking Non-GAAP measures.

Fifth Third Bancorp and Subsidiaries

Regulation G Non-GAAP Reconciliation

$ and shares in millions

(unaudited)

		For the Three Months Ended
		June 2017	March 2017	December 2016	September 2016(4)	June 2016(4)
Net interest income (U.S. GAAP)		$939	$933	$903	$907	$902
Add:	Taxable equivalent adjustment	6	6	6	6	6

Taxable equivalent net interest income (a)		945	939	909	913	908

Net interest income (U.S. GAAP) (annualized) (b)		3,766	3,784	3,592	3,608	3,628
Taxable equivalent net interest income (annualized) (c)		3,790	3,808	3,616	3,632	3,652

Taxable equivalent net interest income		945	939	909
Add (subtract): Bankcard refunds		—	(12)	16

Adjusted taxable equivalent net interest income (d)		945	927	925
Adjusted taxable equivalent net interest income (annualized) (e)		3,790	3,760	3,680

Noninterest income (f)		564	523	620	840	599
Noninterest expense (g)		957	986	960	973	983
Average interest-earning assets (h)		126,134	125,968	126,548	126,092	126,847

Net interest margin (U.S. GAAP) (b)/(h)		2.99%	3.00%	2.84%	2.86%	2.86%
Taxable equivalent net interest margin (c)/(h)		3.01%	3.02%	2.86%	2.88%	2.88%
Adjusted net interest margin (e)/(h)		3.01%	2.98%	2.91%

Taxable equivalent efficiency ratio (g)/(a)+(f)		63.4%	67.4%	62.8%	55.5%	65.3%

Income before income taxes (U.S. GAAP)		$494	$396	$509	$694	$427
Add:	Taxable equivalent adjustment	6	6	6	6	6

Taxable equivalent income before income taxes		$500	$402	$515	$700	$433

Net income available to common shareholders (U.S. GAAP)		344	290	372	501	305
Add:	Intangible amortization, net of tax	—	—	—	—	—

Tangible net income available to common shareholders		344	290	372	501	305
Tangible net income available to common shareholders (annualized) (i)		1,380	1,176	1,480	1,993	1,227

Average Bancorp shareholders’ equity (U.S. GAAP)		16,615	16,429	16,545	16,883	16,584
Less:	Average preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
	Average goodwill	(2,424)	(2,416)	(2,416)	(2,416)	(2,416)
	Average intangible assets and other servicing rights	(18)	(10)	(10)	(10)	(11)

Average tangible common equity (j)		12,842	12,672	12,788	13,126	12,826

Total Bancorp shareholders’ equity (U.S. GAAP)		16,419	16,430	16,205	16,776	16,726
Less:	Preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
	Goodwill	(2,423)	(2,419)	(2,416)	(2,416)	(2,416)
	Intangible assets and other servicing rights	(18)	(11)	(10)	(10)	(11)

Tangible common equity, including unrealized gains / losses (k)		12,647	12,669	12,448	13,019	12,968
Less:	Accumulated other comprehensive income	(163)	(68)	(59)	(755)	(889)

Tangible common equity, excluding unrealized gains / losses (l)		12,484	12,601	12,389	12,264	12,079
Add:	Preferred stock	1,331	1,331	1,331	1,331	1,331

Tangible equity (m)		13,815	13,932	13,720	13,595	13,410

Total assets (U.S. GAAP)		141,067	140,200	142,177	143,279	143,625
Less:	Goodwill	(2,423)	(2,419)	(2,416)	(2,416)	(2,416)
	Intangible assets and other servicing rights	(18)	(11)	(10)	(10)	(11)

Tangible assets, including unrealized gains / losses (n)		138,626	137,770	139,751	140,853	141,198
Less:	Accumulated other comprehensive income / loss, before tax	(251)	(105)	(91)	(1,162)	(1,368)

Tangible assets, excluding unrealized gains / losses (o)		$138,375	$137,665	$139,660	$139,691	$139,830

Common shares outstanding (p)		739	750	750	756	766
Risk-weighted assets (actual) (q) (1)		$117,771	$117,407	$119,632	$120,954	$121,824

Ratios:
Return on average tangible common equity (i) / (j)		10.7%	9.3%	11.6%	15.2%	9.6%
Tangible equity (m) / (o)		9.98%	10.12%	9.82%	9.73%	9.59%
Tangible common equity (excluding unrealized gains/losses) (l) / (o)		9.02%	9.15%	8.87%	8.78%	8.64%
Tangible common equity (including unrealized gains/losses) (k) / (n)		9.12%	9.20%	8.91%	9.24%	9.18%
Tangible book value per share (k) / (p)		$17.11	$16.89	$16.60	$17.22	$16.93

Basel III Final Rule - Transition to Fully Phased-In
CET1 capital (transitional)		$12,522	$12,636	$12,426	$12,299	$12,112
Less: Adjustments to CET1 capital from transitional to fully phased-in (2)		(4)	(2)	(4)	(4)	(4)

CET1 capital (fully phased-in) (r)		12,518	12,634	12,422	12,295	12,108

Risk-weighted assets (transitional)		117,771	117,407	119,632	120,954	121,824
Add: Adjustments to risk-weighted assets from transitional to fully phased-in (3)		1,274	1,164	1,115	929	932

Risk-weighted assets (fully phased-in) (s)		$119,045	$118,571	$120,747	$121,883	$122,756

Estimated CET1 capital ratio under Basel III Final Rule (fully phased-in) (r)/(s)		10.52%	10.66%	10.29%	10.09%	9.86%

(1)	Under the banking agencies’ risk-based capital guidelines, assets and off-balance sheet exposures are assigned to various risk categories based upon the Standardized Approach to Risk-Weighted Assets.
(2)	Primarily relates to disallowed intangible assets (other than goodwill and MSRs, net of associated deferred tax liabilities).
(3)	Primarily relates to higher risk-weighting for MSRs.
(4)	Net tax deficiencies of $1 million, $5 million and $0 were reclassified from capital surplus to applicable income tax expense at March 31, 2016, June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Segment Presentation

$ in millions

(unaudited)

For the three months ended June 30, 2017	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Taxable equivalent net interest income(a)	$421	$437	$59	$37	($9)	$945
(Provision for) benefit from loan and lease losses	(22)	(39)	(7)	1	15	(52)

Net interest income after provision for loan and lease losses	399	398	52	38	6	893
Total noninterest income	228	189	62	101	(16)	564
Total noninterest expense	(345)	(399)	(123)	(110)	20	(957)

Income (loss) before income taxes	282	188	(9)	29	10	500
Applicable income tax expense(a)	(55)	(66)	3	(10)	(5)	(133)

Net income (loss)	227	122	(6)	19	5	367
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income (loss) attributable to Bancorp	227	122	(6)	19	5	367
Dividends on preferred stock	—	—	—	—	23	23

Net income (loss) available to common shareholders	$227	$122	($6)	$19	($18)	$344

For the three months ended March 31, 2017	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Taxable equivalent net interest income(a)	$431	$430	$61	$38	($21)	$939
Provision for loan and lease losses	(6)	(42)	(15)	(4)	(7)	(74)

Net interest income after provision for loan and lease losses	425	388	46	34	(28)	865
Total noninterest income	202	184	55	106	(24)	523
Total noninterest expense	(370)	(402)	(120)	(113)	19	(986)

Income (loss) before income taxes	257	170	(19)	27	(33)	402
Applicable income tax expense(a)	(46)	(60)	7	(10)	12	(97)

Net income (loss)	211	110	(12)	17	(21)	305
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income (loss) attributable to Bancorp	211	110	(12)	17	(21)	305
Dividends on preferred stock	—	—	—	—	15	15

Net income (loss) available to common shareholders	$211	$110	($12)	$17	($36)	$290

For the three months ended December 31, 2016	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Taxable equivalent net interest income(a)	$453	$397	$63	$41	($45)	$909
(Provision for) benefit from loan and lease losses	43	(34)	(12)	—	(51)	(54)

Net interest income after provision for loan and lease losses	496	363	51	41	(96)	855
Total noninterest income	221	188	69	99	43	620
Total noninterest expense	(359)	(400)	(117)	(103)	19	(960)

Income (loss) before income taxes	358	151	3	37	(34)	515
Applicable income tax expense(a)	(78)	(53)	(1)	(13)	25	(120)

Net income (loss)	280	98	2	24	(9)	395
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income (loss) attributable to Bancorp	280	98	2	24	(9)	395
Dividends on preferred stock	—	—	—	—	23	23

Net income (loss) available to common shareholders	$280	$98	$2	$24	($32)	$372

For the three months ended September 30, 2016	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations(d)	Total(d)

Taxable equivalent net interest income(a)	$462	$414	$63	$40	($66)	$913
(Provision for) benefit from loan and lease losses	18	(34)	(12)	—	(52)	(80)

Net interest income after provision for loan and lease losses	480	380	51	40	(118)	833
Total noninterest income	228	163	71	99	279	840
Total noninterest expense	(349)	(402)	(117)	(103)	(2)	(973)

Income before income taxes	359	141	5	36	159	700
Applicable income tax expense(a)	(80)	(50)	(2)	(13)	(39)	(184)

Net income	279	91	3	23	120	516
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income attributable to Bancorp	279	91	3	23	120	516
Dividends on preferred stock	—	—	—	—	15	15

Net income available to common shareholders	$279	$91	$3	$23	$105	$501

For the three months ended June 30, 2016	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations(d)	Total(d)

Taxable equivalent net interest income(a)	$466	$433	$62	$44	($97)	$908
(Provision for) benefit from loan and lease losses	(72)	(35)	(9)	(1)	26	(91)

Net interest income after provision for loan and lease losses	394	398	53	43	(71)	817
Total noninterest income	236	214	80	100	(31)	599
Total noninterest expense	(355)	(409)	(122)	(108)	11	(983)

Income (loss) before income taxes	275	203	11	35	(91)	433
Applicable income tax expense(a)	(49)	(71)	(4)	(12)	27	(109)

Net income (loss)	226	132	7	23	(64)	324
Less: Net income attributable to noncontrolling interests	—	—	—	—	(4)	(4)

Net income (loss) attributable to Bancorp	226	132	7	23	(60)	328
Dividends on preferred stock	—	—	—	—	23	23

Net income (loss) available to common shareholders	$226	$132	$7	$23	($83)	$305

(a)	Includes taxable equivalent adjustments of $6 million for the three months ended June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016.
(b)	Branch Banking provides a full range of deposit and loan and lease products to individuals and small businesses through full-service banking centers.
(c)	Consumer Lending includes the Bancorp’s residential mortgage, home equity, automobile and other indirect lending activities.
(d)	Net tax deficiencies of $5 million and $0 were reclassified from capital surplus to applicable income tax expense at June 30, 2016 and September 30, 2016, respectively, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.